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                                                                      Exhibit 16
June 7, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in item 4(a) of Form 8-K of The North Face, Inc. dated June 1, 2000.

Yours truly,

/s/ Deloitte & Touche LLP
San Francisco, California